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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated December 21, 1998) filed with the Securities and Exchange Commission by AIMCO Properties, L.P. of our report dated November 10, 1998 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Calhoun Beach Club Apartments included as Exhibit 99.1 to the Form 8-K/A Amendment
No. 1.

We also consent to the incorporation by reference of such report in AIMCO Properties, L.P.'s Registration Statement on Form S-3 (No. 333-61409) filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

Denver, Colorado
February 9, 1999